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                                                                     EXHIBIT 5.2

                         STROOCK & STROOCK & LAVAN LLP
                                180 MAIDEN LANE
                         NEW YORK, NEW YORK 10038-4982



                                                                  April 9, 1997


The Money Store Inc.
2840 Morris Avenue
Union, New Jersey   07083



Ladies and Gentlemen:


We have acted as special counsel to The Money Store Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 being filed on the date hereof with the Commission and a Post Effective Amendment to the Registration Statement on Form S-3 (No. 33-98972) (together, the "Registration Statement"), relating to the registration, (X) by the Company of (A) up to an aggregate of $734,146,250 of its (i) unsecured debt securities (the "Debt Securities"), which may be either senior or subordinated, (ii) shares of preferred stock, no par value per share (the "Preferred Stock"), and (iii) shares of common stock, no par value per share (the "Common Stock" and, together with the Debt Securities and the Preferred Stock, the "Securities"), and (B) an indeterminate amount of Securities that may be issued upon conversion of exchange of Debt Securities or Preferred Stock, as set forth in the Registration Statement and (Y) by the Guarantors named in the Registration Statement of certain guarantees of Debt Securities issued by the Company (the "Subsidiary Guarantees"). This opinion letter is Exhibit 5.2 to the Registration Statement.

The Debt Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.

We have examined copies of the Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated By-Laws of the Company, each as amended to the date hereof, the Registration Statement (including the exhibits thereto), and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents
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The Money Store Inc.
April 9, 1997
Page 2


and have made such examinations of law, as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the laws of the State of New York. As to all matters relating to New Jersey law relevant to this opinion, we have, with your permission, relied without independent investigation upon the opinion of Eric R. Elwin, Esq., Vice President and Corporate Counsel of the Company, of even date herewith.

Based upon and subject to the foregoing, we are of the opinion that: (i) when the issuance, execution and delivery of each series of Debt Securities has been authorized by all necessary corporate action of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and otherwise in accordance with the provisions of the applicable indenture and related supplemental indenture, if any, and when such Debt Securities have been duly executed, authenticated and delivered by the applicable trustee and sold as described in the Registration Statement, such Debt Securities will be duly authorized and validly issued and will constitute legal and binding obligations of the Company, enforceable in accordance with their terms and the terms of the applicable indenture and related supplemental indenture, if any, and (ii) when a Subsidiary Guarantee has been duly and validly authorized by all necessary action on the part of the applicable Guarantor (subject to the terms thereof being otherwise in compliance with applicable law at such time) and when sold as described in the Registration Statement, such Subsidiary Guarantee will constitute the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms. The foregoing opinions are subject to the effect of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to the understanding that we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.
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The Money Store Inc.
April 9, 1997
Page 3


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & STROOCK LLP